Exhibit 10.2

THIS COMMON STOCK PURCHASE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS COMMON STOCK PURCHASE WARRANT.

Warrant No. W12-__

COMMON STOCK PURCHASE WARRANT

To Purchase Common Stock of

ThermoEnergy Corporation

This Is To Certify That [                ], or its registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase, in whole or in part, from ThermoEnergy Corporation, a Delaware corporation (the “Company”), at a purchase price of $0.15 per share (subject to adjustment as hereinafter provided, the “Exercise Price”) up to [                        ] shares (subject to adjustment as hereinafter provided) of Common Stock (as hereinafter defined), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

This Warrant is one of a series of warrants (identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised) issued and sold by the Company pursuant to several Securities Purchase Agreements during the period commencing on or about July 5, 2012 and ending on or about August 17, 2012 and shall be subject to, and have the benefits of, the Securities Purchase Agreement pursuant to which it was issued (each, a “Purchase Agreement”).

1.	DEFINITIONS

Any terms used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement. As used in this Common Stock Purchase Warrant (this “Warrant”), the following terms shall have the respective meanings set forth below:

“Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks in New York City, New York are required or permitted to be closed in the City of New York.

“Closing Date” shall mean [                ].

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Common Stock” shall mean (except where the context otherwise indicates) the Common Stock, par value $0.001 per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.4.

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Dilutive Issuance” means the issuance and sale of shares of Common Stock or of Convertible Securities (other than Excluded Issuances (as hereinafter defined)) at a price per share of less than $0.10.

“Excluded Issuances” shall mean the following issuances of shares of Common Stock:

(i)	shares of Common Stock issued pursuant to the Purchase Agreements;
(ii)	Additional Shares issued pursuant to Section 1(b) of the Purchase Agreements;
(iii)	Warrant Shares;
(iv)	shares of Common Stock issuable or issued (in transactions with primarily non-financing purposes) to employees, directors or consultants of the Company directly or pursuant to an Approved Share Plan;
(v)	shares of Common Stock issued in connection with acquisition transactions;
(vi)	shares of Common Stock issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions;
(vii)	shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock, par value $0.10 per share;
(viii)	shares of Common Stock issued pursuant to Convertible Securities outstanding on the Closing Date;
(ix)	stock splits, stock dividends or similar transactions; and
(x)	shares of Common Stock issued in consideration for the surrender and cancellation of outstanding warrants pursuant to agreements entered into by the Company on or before the Closing Date.

Provided, that with respect to Excluded Issuances pursuant to clause (iv) above, (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of any such options) after the Initial Closing Date pursuant to such clause do not, in the aggregate, exceed more than five percent (5%) of the Common Stock issued and outstanding immediately prior to the Initial Closing Date and (B) any such options or restricted stock outstanding as of the Initial Closing Date are not amended to increase the number of shares issuable thereunder, to lower the exercise price of any options or to otherwise materially change the terms or conditions thereof. In the event of a violation of sub-clause (A) or (B) herein, the issuance(s) that caused such violation and in the event of a violation of sub-clause (B), any issuances thereafter, in each case shall no longer be deemed to be Excluded Issuances.

Provided, further, that with respect to Excluded Issuances pursuant to clauses (viii) and (x) above, such Convertible Securities (other than standard options to purchase Common Stock and restricted stock issued pursuant to an Approved Share Plan that are covered by clause (iv) above) are not amended on or after the Initial Closing Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof (it being understood that any increase in the number of such securities or decrease in the exercise price, exchange price or conversion price that are provided for under the terms of such securities as of the Initial Closing Date shall not be deemed an amendment to such securities).

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“Exercise Period” shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

“Expiration Date” shall mean the fifth anniversary of the Closing Date.

“Fundamental Corporate Change” shall have the meaning set forth in Section 4.4.

“Holder” shall mean the Person in whose name the Warrant is registered on the books of the Company maintained for such purpose.

“Market Price” shall mean, on any date of determination, (i) the closing price of a share of Common Stock on such day as reported on the principal Trading Market on which the Common Stock is listed or traded, or (ii) if the Common Stock is not listed on a Trading Market, the closing bid price for a share of Common Stock on such day in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board, the closing bid price for a share of Common Stock on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

“Other Property” shall have the meaning set forth in Section 4.4.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not then quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then the term “Trading Day” shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Nasdaq Bulletin Board or such other market on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer” shall mean any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

“Warrant Shares” shall mean the shares of Common Stock issued or issuable to the Holders of the Warrants upon the exercise thereof.

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“Warrants” shall mean (i) this Warrant. (ii) the several warrants issued as part of the series of which the Warrant is one, and (iii) all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

2.	EXERCISE OF WARRANT

2.1	Manner of Exercise

From and after the Closing Date and until 6:00 p.m., New York time, on the Expiration Date, the Holder may exercise this Warrant, on any Trading Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

In order to exercise this Warrant, in whole or in part, the Holder shall surrender this Warrant to the Company at 10 New Bond Street, Worcester, Massachusetts 01606, or at the office or agency designated by the Company pursuant to Section 12, together with a written notice of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, and shall be accompanied by payment of the Exercise Price in cash or wire transfer or cashier’s check drawn on a United States bank; provided, however, that if, on the date of such notice, all of the Warrant Shares are not eligible for resale to the public pursuant to a Registration Statement filed with the Commission and declared effective pursuant to the Securities Act, then at the option of the Holder the Exercise Price may be paid by written direction to the Company to cancel a portion of this Warrant sufficient to satisfy the “cashless exercise” provisions of this Section 2.1. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney. Upon receipt of the items referred to above, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or wire transfer of funds (or direction to cancel a portion of this Warrant pursuant to the “cashless exercise” provisions) and this Warrant is received by the Company as described above and all taxes required to be paid by the Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant.

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If, on the date on which this Warrant is exercised, all of the Warrant Shares are not eligible for resale to the public pursuant to a Registration Statement filed with the Commission and declared effective pursuant to the Securities Act, then in lieu of payment of the Exercise Price in cash, the Holder may direct the Company to cancel a portion of this Warrant having a value equal to the Exercise Price for the number of Warrant Shares as to which the Holder exercises this Warrant, determined by multiplying the number of Warrant Shares as to which this Warrant is directed to be cancelled by an amount equal to the difference between (i) the Market Price on the date of exercise and (ii) the Exercise Price then in effect. Payment by such cancellation is referred to herein as “cashless exercise.”

2.2	Payment of Taxes and Charges

All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, freely tradable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery thereof, unless such tax or charge is a tax on income imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder.

2.3	Fractional Shares

The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the date of exercise of the Warrant giving rise to such fraction of a share.

3.	TRANSFER, DIVISION AND COMBINATION

3.1	Transfer

Subject to compliance with Section 9, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new warrant issued.

3.2	Division and Combination

Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Sections 3.1 and 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

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3.3	Expenses

The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

3.4	Maintenance of Books

The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfers of the Warrants.

4.	ADJUSTMENTS

The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1	Dilutive Issuances

In the event, and on each such occasion on or before the date that is 18 months after the Closing Date, the Company shall issue and sell any shares of Common Stock or Convertible Securities in a Dilutive Issuance, the Exercise Price shall automatically be reduced to a price equal to 150% of the price at which such shares were issued and sold in the Dilutive Issuance. Upon such adjustment, the number of shares of Common Stock issuable upon exercise of this Warrant shall automatically be adjusted by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to the Dilutive Issuance and (ii) the denominator of which shall be the Exercise Price as adjusted pursuant to the first sentence of this Section 4.1.

4.2	Stock Dividends, Subdivisions and Combinations

If at any time the Company shall:

(a)	declare or pay to the holders of its Common Stock a dividend payable in, or other distribution of, shares of Common Stock or in Convertible Securities;

(b)	subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(c)	combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event, and (ii) the then-current Exercise Price shall be adjusted to equal (A) the then-current Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

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4.3	Certain Other Distributions

If at any time the Company shall declare or pay to the holders of its Common Stock any dividend or other distribution of:

(a)	cash;

(b)	any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock); or

(c)	any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock);

then, upon exercise of this Warrant, the Holder shall be entitled to receive such dividend or distribution as if the Holder had exercised this Warrant prior to the date of such dividend or distribution. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.4	Other Provisions Applicable to Adjustments under this Section

The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the current Exercise Price provided for in this Section 4:

(a)	When Adjustments to be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b)	Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

(c)	When Adjustment not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to the holders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

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(d)	Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to the Holder. The fees and expenses of such investment banking firm shall be paid by the Company.

4.5	Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets

In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each, a “Fundamental Corporate Change”) and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of the Warrant, such number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Corporate Change. In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.5, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon a specified date or upon the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to any successive Fundamental Corporate Change of the successor corporation.

4.6	Other Action Affecting Common Stock

In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

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4.7	Certain Limitations

Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock.

5.	NOTICES TO THE HOLDER

5.1	Notice of Adjustments

Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.2 or 4.5) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 14.2. The Company shall keep, along with the transfer register maintained in accordance with Section 3.4, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the Holder.

5.2	Notice of Corporate Action

If at any time:

(a)	the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

(b)	there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation; or

(c)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

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then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 14.2.

6.	NO IMPAIRMENT

The Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7.	RESERVATION AND AUTHORIZATION OF WARRANT SHARES

From and after the Closing Date, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable and not subject to preemptive rights.

Before taking any action which would cause an adjustment reducing the then-current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the then-current Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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8.	TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of record of such holders, the Company will in each case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.	RESTRICTIONS ON TRANSFERABILITY

The Warrants and the Warrant Shares shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in the legend affixed to the first page of this Warrant, which conditions are intended, in part, to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Shares. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

10.	SUPPLYING INFORMATION

The Company shall cooperate with the Holder in supplying such information as may be reasonably necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from registration requirements of the Securities Act for the resale of any Warrant or Warrant Shares.

11.	LOSS OR MUTILATION

Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.	OFFICE OF THE COMPANY

As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.	LIMITATION OF LIABILITY

No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Nothing in the foregoing shall be construed in any manner to limit or deny the liability of a Holder in any other capacity, including, without limitation, as a director of the Company.

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14.	MISCELLANEOUS

14.1	Nonwaiver and Expenses

No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, without limitation, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

14.2	Notice Generally

Except as may be otherwise provided herein, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail, facsimile or other means of electronic communication prior to 6:00 p.m. (New York City time) on a Trading Day (provided the sender sends a copy of such notice or communication to the recipient by a nationally recognized overnight courier service no later than the Trading Day immediately following the date of transmission), (b) the next Trading Day , if such notice or communication is delivered via e-mail, facsimile or other means of electronic communication on a day that is not a Trading Day or later than 6:00 p.m. (New York City time) on a Trading Day (provided the sender sends a copy of such notice or communication to the recipient by a nationally recognized overnight courier service no later than the Trading Day immediately following the date of transmission), (c) the next Trading Day if sent by a nationally recognized overnight courier service, (d) the third Business Day after mailing if sent by U.S. Mail, or (e) upon actual receipt. The address for such notices and communications shall be (i) in the case of the Company, 10 New Bond Street, Worcester, Massachusetts 01606, fax: (508) 854-1753,

e-mail: Cary.Bullock@thermoenergy.com and (ii) in the case of the Holder, the Holder’s last business or residential address shown on the records of the Company; or such other address as may be designated in writing hereafter, in the same manner, by such addressee.

14.3	Indemnification

The Company agrees to indemnify and hold harmless the Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against the Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys’ fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from the Holder’s gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of the Company.

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14.4	Remedies

The Holder in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 2 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 2 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

14.5	Successors and Assigns

Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, the holders of Warrant Shares, and shall be enforceable by any such holder or the holder of Warrant Shares.

14.6	Amendment

This Warrant may be modified or amended or the provisions hereof waived only with the written consent of the Company and the Holder.

14.7	Severability

Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall only be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

14.8	Headings

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

14.9	Governing Law

This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflicts of law.

In Witness Whereof, the Company has caused this Warrant to be duly executed by its duly authorized President and Chief Executive Officer and the Seal of the Company to be affixed hereto.

Dated: [              ], 2012

ThermoEnergy Corporation

By:
Cary G. Bullock
President and Chief Executive Officer

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Exhibit A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of __________ shares of Common Stock of ThermoEnergy Corporation and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to whose address is

and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City)	(State)	(Zip Code)

Notice: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

A-1

EXHIBIT B

ASSIGNMENT FORM

For Value Received the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint

attorney-in-fact to register such transfer on the books of ThermoEnergy Corporation maintained for the purpose, with full power of substitution in the premises.

Dated:

(Print Name)

(Signature)

(Print Name of Witness)

(Witness’s Signature)

Notice: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

B-1